                                                                 Exhibit 11.1


             Statement Regarding Computation of Per Share Earnings
             -----------------------------------------------------

The weighted average computation of 1,011,887 shares outstanding as stated in the accompanying Consolidated Statement of Operations was computed based on 100 shares outstanding for the period from April 13, 2004 through December 21, 2004 and 26,610,100 shares outstanding for the period from December 22, 2004 through December 31, 2004.

The computation is as follows:



                                         Number of Shares   Number of   Weighted
                PERIOD                      Outstanding        days      Average
                ------                   ----------------   ---------   ---------
April 13, 2004 - December 21, 2004               100           253              96
December 22, 2004 - December 31, 2004     26,610,100            10       1,011,791
                                                                         ---------
                                                                         1,011,887
                                                                         =========



               Net Loss                      17,588,019
                                             ----------
               Weighted Average Shares        1,011,887


               Basic and Diluted
                 Loss Per Share                 $(17.38)